UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2015

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de la Hulpe 166, 1170 Brussels, Belgium 2770 Research Drive, Rochester Hills, MI	48309-3511
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 23, 2015, WABCO Holdings Inc. (the “Company”) announced proposals, in accordance with applicable local labor laws and regulations, to cease manufacturing at its facilities in Meppel, the Netherlands and Claye-Souilly, France which could result in a total reduction in workforce of approximately 320 positions. Both facilities make conventional mechanical components.

The Company expects to incur approximately $55 to $70 million in costs associated with these actions, including approximately $45 to $60 million of net cash costs. Of these costs, the Company expects approximately $40 to $55 million to be related to employee separation costs with the remainder related to equipment write-offs, production moves and other administrative costs under the proposals. These ranges are estimates and may change based on the outcome of the consultation processes. The Company currently anticipates the majority of the cash costs relating to these proposals will be incurred in fiscal years 2016 and 2017 and are estimated to be approximately $25 to $30 million in 2016 and approximately $15 to $20 million in 2017, respectively. The timing of the expenditures is dependent on the pace of discussions in connection with the applicable regulatory processes. With these proposals, the Company anticipates annualized savings of approximately $20 million after the production activity transfers to other WABCO facilities.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, any charges and/or costs associated with the proposals described above that differ from original estimates and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of the Company’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of the Company’s Form 10-Q Quarterly Reports. The Company does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2015	WABCO HOLDINGS INC.

	By:	/S/ LISA BROWN
	Name:	Lisa Brown
	Title:	Vice President, Legal and Secretary